Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50543 and 333-142623 of Kforce Inc. on Form S-8 of our report dated June 27, 2012 relating to the financial statements and supplemental schedule of the Kforce 401(k) Retirement Savings Plan as of December 31, 2011 and for the year then ended, appearing in this Annual Report on Form 11-K of the Kforce 401(k) Retirement Savings Plan for the year ended December 31, 2011.

/s/ Pender Newkirk & Company LLP Certified Public Accountants

Tampa, Florida
June 21, 2013